         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 4 to the Registration Statement on Form SB-2 for Bidbay.com, Inc., of our report dated February 16, 2001, except for Note 17, as to which the date is April 9, 2001, relating to the December 31, 2000 financial statements of Bidbay.com, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/S/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
September 21, 2001